UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2014

Commission file number: 333-178786-01

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

On November 10, 2014, Greenbacker Renewable Energy Company LLC’s (the “Company”) Board of Directors authorized cash distributions of $0.0016438 per share, per day, on each outstanding Class A, C and I share of common stock commencing on January 1, 2015 and ending on March 31, 2015. The distributions will be payable on February 2, 2015, March 2, 2015 and April 1, 2015 to shareholders of record as of January 30, 2015, February 27, 2015 and March 31, 2015, respectively. The cash distributions for the period January 1 through March 31,2015 are consistent with the cash distributions for the period October 1 through December 31, 2014.

Additionally on that date, the Company’s Board of Directors adopted the Company’s Code of Ethics.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

14.1	Greenbacker Renewable Energy Company LLC Code of Ethics

99.1	Press release dated December 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

14.1	Greenbacker Renewable Energy Company LLC Code of Ethics

99.1	Press release dated December 9, 2014.